SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   June 24, 2004

First National Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	000-30523	58-2466370
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

215 N. Pine Street, Spartanburg, South Carolina   29302
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (864) 948-9001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events and Required FD Disclosure

On June 23, 2004, First National Bancshares, Inc., the bank holding company for First National Bank of Spartanburg, issued a press release announcing that the company has exceeded $200 million in total assets. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits.

             (c)          Exhibits

             Exhibit No.       Exhibit

             99.1                 Press Release of First National Bancshares, Inc. dated June 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC. By: /s/ Jerry L. Calvert Name: Jerry L. Calvert Title: President and Chief Executive Officer

Dated: June 24, 2004

EXHIBIT INDEX

Exhibit Number                      Description

99.1               Press Release dated June 23, 2004

4